UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

SUNESIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51531	94-3295878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

395 Oyster Point Boulevard, Suite 400 South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3500

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Stockholders, or the Annual Meeting, was held on June 5, 2014. Proxies for the Annual Meeting were solicited by the Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board of Directors’ solicitation. There were 60,162,665 shares of common stock entitled to vote at the Annual Meeting. A total of 53,918,869 shares were represented at the Annual Meeting in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal No. 1

Matthew K. Fust, David C. Stump and Daniel N. Swisher, Jr. were elected as Class III directors to hold office until the 2017 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Matthew K. Fust	44,226,299	146,544	9,546,026
David C. Stump	44,225,299	147,544	9,546,026
Daniel N. Swisher, Jr.	44,220,985	151,858	9,546,026

In addition to the directors elected above, Steve R. Carchedi, Helen S. Kim and Dayton Misfeldt will continue to serve as Class I directors until the 2015 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal. James W. Young, Steven B. Ketchum and Homer L. Pearce will continue to serve as Class II directors until the 2016 Annual Meeting of Stockholders and until their successors are elected and have qualified, or until their earlier death, resignation or removal.

Proposal No. 2

The vote, on an advisory basis, of the compensation of our named executive officers as disclosed in the 2014 proxy statement, filed with the Securities and Exchange Commission on April 24, 2014, was approved by the following vote:

For	Against	Abstain
44,179,177	129,275	64,391

Proposal No. 3

The selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2014 was ratified by the following vote:

For	Against	Abstain
53,794,678	111,954	12,237

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNESIS PHARMACEUTICALS, INC.

Dated: June 9, 2014
	By:	/s/ Eric H. Bjerkholt
Eric H. Bjerkholt
Executive Vice President, Corporate Development and Finance, Chief Financial Officer and Corporate Secretary